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EXHIBIT 31


                                 CERTIFICATIONS

I, Carmine T. Oliva, certify that:

1.   I have reviewed this amendment no. 1 to Form 10-Q of Emrise Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: June 13, 2005


/S/ CARMINE T. OLIVA
-----------------------------
Carmine T. Oliva
Chief Executive Officer
(principal executive officer)


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I, Carmine T. Oliva, certify that:

1.   I have reviewed this amendment no. 1 to Form 10-Q of Emrise Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: June 13, 2005


/S/ CARMINE T. OLIVA
------------------------------
Carmine T. Oliva
Acting Chief Financial Officer
(principal financial officer)